MEGIDDO - JEZREEL VALLEY AREA

License Boundaries to be Published

This past Monday (May 20, 2013), we submitted our final revised work plan in anticipation of the Petroleum Commissioner’s meeting with Israel’s nine-member Petroleum Council to review Zion’s application.

During Israel’s Petroleum Council meeting held this week, Zion’s license application was discussed and they decided to announce (post official notice of) our proposed license area boundaries (approximately 98,000 acres in Israel’s Megiddo and Jezreel Valley).

The announcement has since been posted to the Energy Ministry’s website.

NOTE: This is a critically important step in the Energy Ministry’s eventual license award to Zion.

Zion’s proposed 98,000 acre exploration license in the Megiddo-Jezreel Valley.

Recent Israel Trip

In late April 2013, Dr. Lee Russell and I traveled to Israel to meet with Alexander Varshavsky (Israel’s Petroleum Commissioner) and Dr. Michael Gardosh (Director of Geophysical Section) – both of Israel’s Ministry of Energy and Water Resources.

Together with Dr. Yehezkel “Charlie” Druckman (Zion’s Liaison to the Energy Ministry), Ilan Sheena (Chief Financial Officer), and Liat Shindler (Zion’s geophysicist), we presented our corporate, financial, and geoscience case for our proposed Megiddo-Jezreel License.

Note the 200+ page notebook that contains our formal license application.

Presenting our case to Dr. Gardosh and Petroleum Commissioner Varshavsky

From left to right, Ilan Sheena (CFO), Petroleum Commissioner Varshavsky, Dr. Michael Gardosh, Victor Carrillo, Dr. Charlie Druckman, Dr. Lee Russell.

It was an incredibly worthwhile and useful exercise as we received direct, immediate, and personal feedback from the two key people in the Energy Ministry that will be recommending acceptance or rejection of our license.

Since the meeting, we revised our work plan (which is the key item for which they suggested revisions) and Dr. Druckman continued the dialogue with both Energy Ministry officials.

Our recent decision to name Dr. Druckman, a former Israeli Petroleum Commissioner and a longtime Zion Board member, as our direct contact with the Energy Ministry has been an excellent decision.

NEW GUIDELINES IN ISRAEL

The new guidelines require much more additional work and corporate documentation than in prior years.

The new evaluation process requires several months before the application can be approved.  Our proposed license boundaries must be published for at least three months to enable other companies the opportunity to submit a competing bid or offer for the same area.

We are only the second company to seek a new onshore license under these new guidelines.  Earlier this year, Genie Oil & Gas received a license in the Golan Heights in a competitive bidding process.

Seismic Acquisition Planning

When our Megiddo-Jezreel Valley license is approved in a few months, we will still need to acquire new seismic data before we can confirm our preliminary well site location for our first exploratory well there.

Liat Shindler, our Israel-based geophysicist, has already launched a seismic viability study along with the Geophysical Institute of Israel in the Megiddo and Jezreel Valley area.

The seismic planning, acquisition, processing, and interpretation cycle can be a long process so we are getting a jumpstart on the process even before we are granted the license.

Updates on our other Licenses

ASHER - MENASHE LICENSE (Elijah #3 Re-Entry Well)

Today, May 23, 2013, we applied for the final one-year extension of the Asher-Menashe License to conduct final in-well testing operations at the Elijah #3 well in hopes of finding commercially productive hydrocarbons.

If testing operations prove negative, we plan to plug and decommission the well as required by our license terms.

JORDAN VALLEY LICENSE

We recently entered into a contract with Geomage, an Israel-based geophysical company, to reprocess existing seismic lines in an effort to improve our subsurface imaging ability in both the Jordan Valley and proposed Megiddo-Jezreel License areas.

This effort will aid us in high-grading exploration leads in both areas to develop them into drillable prospects.

JOSEPH LICENSE

On May 12, 2013 we received official notice from the Petroleum Commissioner that our Joseph License extension request was granted to October 10, 2013.

Direct Stock Purchase Program

We have new Direct Stock Purchase Program.

Learn more by clicking here.

NOTE: Zion’s Annual Shareholder Meeting will be held on Tuesday, June 11, 2013 in Dallas, Texas at The Westin Galleria Hotel. RSVP by clicking here.

"And I will bless them that bless thee..."
Genesis 12:2-3

Victor G. Carrillo
President and COO
Zion Oil & Gas

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, the presence or recoverability of hydrocarbons in our license areas, results of additional in-well testing in the Asher-Menashe License area, the likelihood that we will be awarded the application that we filed for the Megiddo-Jezreel area license, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information:
Website: www.zionoil.com
Brittany Russell (info@zionoil.com)
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
Tel: 1-214-221-4610 or 1-888-891-9466